Exhibit 99.1

SearchHelp, Inc. Strengthens Management Team by Announcing New CFO and
CTO

    BETHPAGE, N.Y.--(BUSINESS WIRE)--April 27, 2004--SearchHelp, Inc (OTC:SHLP,SHLPW,SHLPZ) hires a new CFO and a CTO to its management team. Eric Elgar, who has done the independent testing of SearchHelp's new online monitoring products, has been appointed SearchHelp's new Chief Technology Officer (CTO). Mr. Elgar was formally employed by CMP Media Inc. responsible for their testing facility.
    SearchHelp is an emerging company with technologies for family well being and home safety. SearchHelp developed the Sentry software products and Mr. Elgar's company, E2 Tech Labs, performed months of extensive testing on the software before approving their release. Mr. Elgar will now oversee all programming and technology needs for SearchHelp.
    In addition to owning his own private technology companies during his career, Mr. Elgar previously ran the development, support and operations for CMP Media's web site division and was involved in setting up and controlling Computer Reseller News' state-of-the-art testing lab at CMP. Mr. Elgar is also a prolific writer who has published many technology related articles.
    "We are delighted to have Mr. Elgar join our management team," said Debbie Seaman, President of SearchHelp. "By joining our team Mr. Elgar is demonstrating his belief in our company and our software," continued Seaman.
    SearchHelp also announces the appointment of Noel C. Bonilla, an accountant and attorney, as its new Chief Financial Officer (CFO). Mr. Bonilla brings over 25 years of experience in both public and private accounting, and has represented numerous companies in all aspects of financing, business, non-profit and technology law.
    "SearchHelp is very fortunate to have such a well respected and talented individual as Mr. Bonilla joining our management team. We have great confidence in his abilities to help lead our company as we go forward," said Bill Bozsnyak, CEO of SearchHelp.
    Mr. Bonilla began his career as an accountant with the certified public accounting firm of Ernst & Whinney (now Ernst & Young), specializing in small businesses auditing and consulting. He has been in private practice and also worked previously as an attorney for Meltzer, Lippe, Goldstein & Schlissel and as a Special Counsel in New York.
    Mr. Bonilla has been a member of SearchHelp's Advisory Board since 2000. He recently decided to take a more active role in overseeing the financial operations of SearchHelp as its new CFO. "This young company has great growth potential. I believe in its management team and I am excited to become a more significant part of the SearchHelp team," said Mr. Bonilla.

    About SearchHelp

    SearchHelp Inc. is an organization focused on utilizing new and emerging technology to develop products and services oriented toward improving family safety and well-being.

    Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward-looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward-looking statements. In particular, Mr.Elgar's and Mr. Bonilla's appointment as SearchHelp officers does not mean that SearchHelp's business will be successful. SearchHelp's business may be adversely impacted by various factors in the marketplace not currently anticipated. SearchHelp's Sentry software may not provide the anticipated results. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.

    CONTACT: SearchHelp, Inc.
             Debbie Seaman, 516-922-4765